Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Robert J. Pera, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Ubiquiti Networks, Inc. on Form 10-K for the fiscal year ended June 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Ubiquiti Networks, Inc.

Date: September 28, 2012

By:	/s/ Robert J. Pera
Name:	Robert J. Pera
Title:	Chief Executive Officer and Director (Principal Executive Officer)

I, John Ritchie, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Ubiquiti Networks, Inc. on Form 10-K for the fiscal year ended June 30, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Ubiquiti Networks, Inc.

Date: September 28, 2012

By:	/s/ John Ritchie
Name:	John Ritchie
Title:	Chief Financial Officer (Principal Financial Officer)